UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

Apollo Infrastructure Company LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56561	92-3084689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 42nd Floor
New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 515-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As of October 1, 2026, Apollo Infrastructure Company LLC (the “Company”) issued and sold the following unregistered shares of the Company (with the final number of shares being determined on October 26, 2026) to third party investors for cash:

Type	Number of Shares Sold(1)	Aggregate Consideration(1)
Series I
A-II Shares	212,569	$6,222,400
F-I Shares	16,384	470,000
E Shares	335	10,000
I Shares	51,232	1,465,000
Series II
A-II Shares	1,031,528	$31,227,750
I Shares	4,221	125,000

(1) Shares and dollar amounts are rounded to the nearest whole number.

The offer and sale of the shares above were exempt from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(a)(2), including Regulation D (for sales to accredited investors) and/or Regulation S (for sales to non-U.S. investors outside of the United States) thereunder.

Item 8.01 Other Events.

Transactional Net Asset Value

On October 26, 2026, the operating manager of the Company determined the transactional net asset value (“Transactional Net Asset Value”) per share, being the price at which sales of the Company’s shares are made, of the following types of the Company’s shares as of September 30, 2026:

Type	Transactional Net Asset Value per Share
Series I
A-II Shares	$29.27
F-I Shares	$28.69
E Shares	$29.82
I Shares	$28.60
S Shares	$28.32
Series II
A-II Shares	$30.27
F-I Shares	$29.67
E Shares	$30.85
I Shares	$29.61
S Shares	$29.32

As of September 30, 2026, no F-S Shares or A-I Shares were outstanding for either Series I or Series II.

The Transactional Net Asset Value of the Company’s outstanding shares is also available on its website at https://www.apollo.com/infraco, but the contents of the website are not incorporated by reference in or otherwise a part of this Current Report on Form 8-K.

For additional information, please see additional details included in Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Share Repurchase

The Company intends but is not obligated to conduct quarterly repurchases for up to 5.0% of the aggregate Transactional Net Asset Value per calendar quarter (measured collectively across both series) of its outstanding shares (other than its V Shares) of each series at a price based on the Transactional Net Asset Value per share as of the last business day of the quarter prior to the commencement of a share repurchase.

Repurchase transaction price per share

Type	Repurchase Transaction Price per Share
Series I
A-II Shares	$29.27
F-I Shares	$28.69
E Shares	$29.82
I Shares	$28.60
S Shares	$28.32
Series II
A-II Shares	$30.27
F-I Shares	$29.67
E Shares	$30.85
I Shares	$29.61
S Shares	$29.32

•
This is the price at which the Company expects to make repurchases of its applicable share types.

Repurchase request deadline – Monday, November 9, 2026

•
This date is the date by which the Company must receive repurchase requests submitted by shareholders. If a repurchase request is received after 4:00 p.m. (Eastern Time) on this repurchase request deadline, such request will not be executed, subject to the limitations of the Company’s repurchase plan, until the next repurchase window.

Repurchase expected payment date – Monday, November 16, 2026

•
This is the date on which the Company intends to pay shareholders for any shares accepted by the Company for repurchase.

Any share repurchases will be made in accordance with, and subject to the conditions of, the Company’s share repurchase plan and its limited liability company agreement, each as amended or amended and restated from time to time. The Company may choose to purchase fewer shares than have been requested in any particular quarter, or none at all, in its discretion at any time. A copy of the Company’s latest share repurchase plan and limited liability company agreement can be found in its periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), which are accessible on its website at www.sec.gov.

Special Note Regarding Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “expect” and “intend” and similar words or variations thereof may indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Current Report on Form 8-K involve risks and uncertainties, including factors outside of the Company’s control. The Company’s actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” and elsewhere in the Company’s most recent publicly filed Annual Report on Form 10-K and in its other filings with the SEC. Although the Company believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. The Company assumes no duty and does not undertake to update the forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Net Asset Value as of September 30, 2026

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Infrastructure Company LLC

Date:	October 26, 2026	By:	/s/ Yvette Novo
Name: Yvette Novo Title: Chief Financial Officer